UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   April 21, 2008

CBRL GROUP, INC.

Tennessee	0-25225	62-1749513
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

 (615) 444-5533

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2008, the Board of Directors (the “Board”) of CBRL Group, Inc. (the “Company”) appointed Douglas E. Barber, 50, to the position of Executive Vice President and Chief Operating Officer of the Company, effective as of April 23, 2008.  Mr. Barber has served as Senior Vice President, Restaurant Operations since 2006, having joined the Company in 2003.

As the Company’s Executive Vice President and Chief Operating Officer, Mr. Barber will receive: (1) a base salary of $500,000 per year; (2) a target annual bonus of 110% of base salary, with the actual bonus to be determined based on the attainment of the Company’s goals and financial performance; and (3) a Long Term Incentive target award equal to 200% of annual base salary, which award is divided equally between the Annual Stock Option Grant and the Long-Term Performance Plan, the material terms of which are described in the Company’s Current Report on Form 8-K dated July 25, 2007 and filed with the Commission on July 31, 2007.  Mr. Barber’s benefits will remain the same.

In connection with Mr. Barber’s appointment, the Company entered into a change in control agreement with him that replaced his prior agreement.  The new agreement is filed as Exhibit 99.2 to this Current Report on Form 8-K.  The change in control agreement provides that Mr. Barber will receive specified benefits if, after a "change in control" of the Company there is: (1) a material change in duties or responsibilities resulting in the assignment of duties and responsibilities inferior to the duties and responsibilities in effect at the time of change in control, (2) a reduction in salary or a material change in benefits (excluding discretionary bonuses), or (3) a change in the location of work assignments from the location at the time of change in control to any other location that is further than 50 miles away from the location at the time of change in control.  The salary payments will equal 2.99 times the average salary and bonus for the 3 years prior to a change in control (including, when required, a gross-up payment to cover excise taxes), and benefits will include continuation of and payments for health benefits for a 2-year period.  The change in control agreement defines "change in control" to include certain circumstances in which a person becomes the beneficial owner of securities representing 20% or more of the combined voting power of the Company’s voting stock, a majority of the Company’s Board changes within a 2-year period, the Company merges, consolidates or reorganizes, or in the event of a sale of all or substantially all of the Company’s assets.  The foregoing is only a summary of the agreement and is qualified in its entirety by reference to the agreement itself attached as Exhibit 99.2.

Item 7.01.  Regulation FD Disclosure.

On April 23, 2008, the Company issued the press release that is furnished hereto as Exhibit 99.1 and incorporated by reference as if fully set forth herein announcing the matter described in Item 5.02 in this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2008	CBRL GROUP, INC.

	By:	/s/ N.B. Forrest Shoaf
	Name:	N.B. Forrest Shoaf
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by CBRL Group, Inc. dated April 23, 2008 (furnished only)

99.2	Change in Control Agreement with Douglas E. Barber (not filed because substantially identical to Exhibit 10(s) to the Company’s Annual Report on Form 10-K for the fiscal year ended August 1, 2003 filed with the Commission on October 15, 2003)